Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-239890) and in the Registration Statements on Form S-8 (Nos. 333- 248685, 333-248686, 333-229535, 333-222888, 333-217770, 333-212299, 333-206848, 333-196537, 333-173777 and 333-162577) of Pluristem Therapeutics Inc. of our report dated September 13, 2021 relating to the financial statements, which appears in this Annual Report on Form 10-K of Pluristem Therapeutics Inc.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel
September 13, 2021

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel,
Telephone: +972 -4- 8605000, Fax: +972 -4- 8605001, www.pwc.com/il